Exhibit 25



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON. D.C. 20549
                                   FORM T-1
                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)



                   UNITED STATES TRUST COMPANY OF NEW YORK
             (Exact name of trustee as specified in its charter)



                                   New York
                        (Jurisdiction of incorporation
                         if not a U.S. National Bank)
                                  13-5459866
                               (I.R.S. employer
                             identification No.)



                             114 West 47th Street
                                 New York, NY
                   (Address of principal executive offices)
                                  10036-1532
                                  (Zip Code)



                             CORNING INCORPORATED
             (Exact name of obligor as specified in its charter)



                                   New York
                       (State or other jurisdiction of
                        incorporation or organization)
                                  16-0393470
                               (I.R.S. employer
                             identification No.)



                                Houghton Park
                              Corning, New York
                   (Address of principal executive offices)
                                    14831
                                  (Zip Code)



                               Debt Securities
                     (Title of the indenture securities)

                                    GENERAL

1. General Information

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of New York (2nd District), New York, New York
 (Board of Governors of the Federal Reserve System)
Federal Deposit Insurance Corporation, Washington, D.C.
New York State Banking Department, Albany, New York

(b) Whether it is authorized to exercise corporate trust powers.

  The trustee is authorized to exercise corporate trust powers.

2. Affiliations with the Obligor


If the obligor is an affiliate of the trustee, describe each such affiliation.


None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

  Corning Incorporated currently is not and has not been in default under any of its outstanding securities issued under indentures for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16. List of Exhibits.

T-1.1  --  "Chapter 204, Laws of 1853, An Act to Incorporate the United States Trust Company of New York, as
           Amended", is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).
T-1.2  --  The trustee was organized by a special act of the New York Legislature in 1853 prior to the time that the New York Banking Law was revised to require a Certificate of authority to commence business. Accordingly, under New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.
T-1.3  --  The authorization of the trustee to exercise corporate trust powers is contained in the Charter
           (Exhibit T- 1.1).
T-1.4  --  The By-laws of the United States Trust Company of New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).
T-1.6  --  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.
T-1.7  --  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE

  As of December 13, 1994, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.


  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 13th day of December, 1994.



                                                UNITED STATES TRUST COMPANY OF
                                                NEW YORK, Trustee
                                                By:  /s/ Margaret Ciesmelewski
                                                     Margaret Ciesmelewski
                                                     Assistant Vice President

                                                                 Exhibit T-1.6



      The consent of the trustee required by Section 321(b) of the Act.



                   United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036


March 19, 1992

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:


  Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                         Very truly yours,
                                         UNITED STATES TRUST COMPANY OF NEW YORK
                                         By: /s/ Gerard F. Ganey
                                             Gerard F. Ganey
                                             Senior Vice President

                                                                 Exhibit T-1.7



                     Consolidated Report of Condition of
                         United States Trust Company
                                 of New York



and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business on September 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



                                                                                           Dollar Amounts
                                                                                            in Thousands
ASSETS
Cash and balances due from depository institutions:
 a. Noninterest bearing balances and currency and coin:                                          $  356,398
 b. Interest bearing balances:                                                                       70,000
Held to maturity securities:                                                                        448,254
Available for sale securities:                                                                    1,021,191
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
    a. Federal funds sold:                                                                           24,448
    b. Securities purchased under agreements to resell:                                                   0
Loans and lease financing receivables:
    a. Loans and leases, net of unearned income:                             1,392,864
    b. LESS: Allowance for loan and lease losses:                               12,619
    c. Loans and leases, net of unearned income, allowance and reserve:                           1,380,245
Assets held in trading accounts:                                                     0
Premises and fixed assets (including capitalized leases):                                            95,900
Other real estate owned:                                                                             11,418
Investments in unconsolidated subsidiaries and associated companies:                                    581
Customers' liability to this bank on acceptance outstanding:                         0
Intangible assets:                                                                                    1,854
Other assets:                                                                                       123,230
  TOTAL ASSETS:                                                                                  $3,533,519



LIABILITIES
Deposits:
 a. In domestic offices:                                                                         $2,032,684
   (1) Noninterest bearing:                                                    898,457
   (2) Interest bearing:                                                     1,134,227
 b. In foreign offices, Edge and Agreement subsidiaries, and IBF's:                                   7,611
   (1) Noninterest bearing:                                                          0
   (2) Interest bearing:                                                         7,611
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
 a. Federal funds purchased:                                                                      1,148,301
 b. Securities sold under agreements to repurchase:                                                   8,099
Demand notes issued to the U.S. Treasury:                                                             2,000
Trading Liabilities:                                                                                      0
Other Borrowed Money:
 With original maturity of one year or less:                                                         35,035
 With original maturity of more than one year:                                                            0
Mortgage indebtedness and obligations under capitalized leases:                                       1,243
Bank's liability on acceptances executed and outstanding:                                                 0
Subordinated notes and debentures:                                                                   12,453
Other liabilities:                                                                                   84,934
  TOTAL LIABILITIES:                                                                             $3,332,360
Limited life preferred stock and related surplus:                                                         0

EQUITY CAPITAL
Perpetual preferred stock and related surplus:                                                            0
Common Stock:                                                                                    $   14,995
Surplus:                                                                                             41,500
Undivided profits and capital reserves:                                                             148,014
Net unrealized holding gains (losses) on available-for-sale securities:                              (3,350)
Cumulative foreign currency translation adjustments:                                                      0
  TOTAL EQUITY CAPITAL:                                                                          $  201,159
  TOTAL LIABILITIES, LIMITED LIFE PREFERRED STOCK, AND EQUITY
  CAPITAL:                                                                                       $3,533,519

  I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & CONTROLLER, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.
                                        RICHARD E. BRINKMANN, SVP & Controller
                                                              October 31, 1994



  We, the undersigned directors, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.



H. MARSHALL SCHWARZ        |          Directors
JEFFREY S. MAURER          |
FREDERICK S. WONHAM        |